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Exhibit 99.2

Consent of Person Nominated to Become a Director

        May 13, 2005

CF Industries Holdings, Inc.
One Salem Lake Drive
Long Grove, IL 60047

        I, Wallace W. Creek, hereby consent to the use in the Registration Statement on Form S-1 of CF Industries Holdings, Inc., a Delaware corporation (the "Company"), to which this Consent is filed as an exhibit, of my name as a person nominated to become a director of the Company.

/s/ WALLACE W. CREEK Wallace W. Creek

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  Exhibit 99.2